As filed with the Securities and Exchange Commission on March 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2587663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 1st Avenue S., Suite 300
Seattle, WA	98134
(Address of Principal Executive Offices)	(Zip Code)

PORCH GROUP, INC. 2020 STOCK INCENTIVE PLAN

PORCH.COM, INC. 2012 EQUITY INCENTIVE PLAN

(Full title of the plan)

Matthew Cullen

General Counsel

2200 1st Avenue S., Suite 300

Seattle, WA 98134

Telephone: (855) 767-2400

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0001 per share	11,137,824	(3)	$18.15	(4)	$202,151,505.60	$22,054.73
Common Stock, par value $0.0001 per share	6,365,597	(5)	$2.85	(6)	$18,141,951.45	$1,979.29
Common Stock, par value $0.0001 per share	1,090,089	(7)	$18.15	(4)	$19,785,115.35	$2,158.56

(1)

Porch Group, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement to register an aggregate of (i) 11,137,824 shares of common stock, par value $0.0001 per share (the “Common Stock”), that may be issued under the Porch Group, Inc. 2020 Stock Incentive Plan (the “2020 Plan”), (ii) 6,365,597 shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the Porch.com, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), and (iii) 1,090,089 shares of Common Stock issued or issuable to certain executive officers with respect to grants under the 2012 Plan prior to the effectiveness of this Registration Statement and does not necessarily represent a present intention to sell any or all such shares of Common Stock by such executive officers. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the plans relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.
(3)	Represents shares of Common Stock that may be issued under the 2020 Plan.
(4)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $18.15 per share represents the average high and low sales prices of the Common Stock as quoted on the Nasdaq Capital Market on February 26, 2021.

(5)	Represents shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2012 Plan.
(6)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $2.85 per share represents the weighted average exercise price per share of outstanding stock option awards under the 2012 Plan.

(7)

Consists of shares of Common Stock underlying restricted stock awards and restricted stock units granted under the 2012 Plan to executive officers prior to the filing of this registration statement. These shares are being offered for resale by the selling stockholders named in the prospectus included in and filed with this Registration Statement.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Porch Group, Inc., a Delaware corporation (the “Registrant”), relating to (i) 11,137,824 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Porch Group, Inc. 2020 Stock Incentive Plan (the “2020 Plan”) and (ii) 6,365,597 shares of Common Stock issuable upon the exercise of stock options granted under the Porch.com, Inc. 2012 Equity Incentive Plan (the “2012 Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffering and resale of shares of Common Stock that may be deemed to be restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that have been acquired by certain of our executive officers, as applicable, being the selling stockholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock that have been acquired by the selling stockholders pursuant to awards made to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to Plan participants as required by Rule 428(b)(1).

REOFFER PROSPECTUS

1,090,089 Shares of Common Stock

Offered by Selling Stockholders

Certain of our present executive officers (the “Selling Stockholders”), may offer and sell from time to time, for their own account, up to an aggregate of 1,090,089 shares of our common stock, par value $0.0001 per share (“Common Stock,” and such shares, the “Shares”), that may be issued pursuant to restricted stock and restricted stock unit awards granted under the Porch.com, Inc. 2012 Equity Incentive Plan (the “2012 Plan”).

The Shares constitute restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), before the sale under this prospectus. This prospectus has been prepared for the purpose of registering the Shares under the Securities Act for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. The Selling Stockholders may offer for sale or sell the Shares in varying amounts through public or private transactions at prevailing market prices or at privately negotiated prices. In connection with such sales, the Selling Stockholders and any participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, and any commission they receive and the proceeds of any sale of the Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. We cannot predict when or in what amounts the Selling Stockholders may sell any of the Shares offered by this prospectus.

Our Common Stock, is listed on the NASDAQ Capital Market under the symbol “PRCH.”

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus, as well as “Special Note Regarding Forward-Looking Statements” on page S-3 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “Porch,” “the Company,” “we,” “our” and “us” refer to Porch Group, Inc., a Delaware corporation, and its subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with Commission rules and regulations. For further information with respect to the Company and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements.

We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on our website at www.porchgroup.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus. Our principal executive office is located at 2200 1st Avenue S., Suite 300, Seattle, WA 98134, and can be reached by telephone at (855) 767-2400.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information contained in this prospectus itself or in any subsequently filed incorporated document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission (Registration No. 001-39142), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)	The Company’s prospectus contained in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-252120);

(2)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Commission on May 13, 2020;

(3)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the Commission on August 11, 2020;

(4)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the Commission on November 4, 2020;

(5)

The Company’s Current Reports on Form 8-K, filed with the Commission on January 9, 2020, July 31, 2020, October 14, 2020, December 14, 2020, December 21, 2020, December 29, 2020, December 31, 2020 and January 14, 2021; and

(6)

The description of the Common Stock contained in the Company’s Registration Statement on Form S-4 (Registration No. 333-249468), including any amendment or report for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the completion of this offering and after the date of the initial filing of the registration statement shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. Prospective investors may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at our executive offices at:

Porch Group, Inc.

2200 1st Avenue S., Suite 300

Seattle, WA 98134

Telephone: (855) 767-2400

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward- looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•                  the ability to recognize the anticipated benefits of the Company’s business combination consummated on December 23, 2020 (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated July 30, 2020 (as amended by the First Amendment to the Agreement and Plan of Merger, dated as of October 12, 2020, the “Merger Agreement”), by and among PropTech Acquisition Corporation (“PTAC”), PTAC Merger Sub Corporation, a Delaware corporation and wholly-owned subsidiary of PTAC (“Merger Sub”), Porch.com, Inc. a Delaware corporation, and Joe Hanauer, in his capacity as the shareholder representative, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•                  expansion plans and opportunities, including future acquisitions or additional business combinations;

•                  costs related to the Merger;

•                  litigation, complaints, and/or adverse publicity;

•                  the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•                  privacy and data protection laws, privacy or data breaches, or the loss of data; and

•                  the impact of the COVID-19 pandemic and its effect on the business and financial conditions of the Company.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement, of which this prospectus forms part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Incorporation of Certain Information by Reference” if necessary

As used in this prospectus, unless the context otherwise requires or indicates, references to “Porch,” “Company,” “we,” “our,” and “us,” refer to Porch Group, Inc. and its subsidiaries.

Overview

Porch is a vertical software platform for the home, providing software and services to approximately 10,500 home services companies, such as home inspectors, moving companies, utility companies, warranty companies, and others. Porch helps these service providers grow their business and improve their customer experience. As a way to pay for the software and services, these companies connect their homebuyers to Porch, who in turn makes the moving process easier, helping consumers save time and make better decisions about critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more.

The mailing address of our principal executive office is 2200 1st Avenue S., Suite 300, Seattle, WA 98134 and our telephone number is (855) 767-2400.

Company History

Porch.com, Inc. was incorporated in the State of Delaware on December 22, 2011 and officially launched as Porch.com, Inc. on September 17, 2013. We launched Porch with the goal of simplifying the homebuying, move-in, and home maintenance process. We began as a data-driven home services marketplace, delivering project requests to home improvement professionals across the country who make up part of the $460 billion North American home improvement market (according to data from Global Market Insights, Inc.). After two years of growth, and with key learnings in hand, Porch expanded its offerings by providing software and service to home services companies, transitioning to a vertical software company focused on the home. We knew that we wanted to focus on individuals making critical and high value purchase decisions at the start of their homeowning journey. We also knew that we wanted to partner with home service companies to create long-term defensible and proprietary access to these consumers. Today, approximately 10,500 small and large businesses — home inspectors, moving companies, large utilities and more — use Porch to improve their operations, grow their business, and improve their customer experiences. These partnerships provide Porch introductions to end customers (who are largely homebuyers or existing homeowners) to help make the move and home maintenance simpler. One December 23, 2020, we completed the Merger with PTAC whereby we became a publicly traded company listed on the Nasdaq Capital Market.  In connection with the Merger, PTAC amended and restated its corporate charter and changed its name from “PropTech Acquisition Corporation” to “Porch Group, Inc.”

The Offering

Shares to be registered for sale by the Selling Stockholders	1,090,089 shares of Common Stock

Use of Proceeds	We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders.

NASDAQ Trading Symbol	PRCH

Risk Factors

The Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should read the “Risk Factors” section of this prospectus beginning on page S-5 for a discussion of factors to consider before deciding to invest in our common stock.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in our Form S-1 (Registration No. 333-252120), together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of March 1, 2021 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this prospectus and their position with us; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Porch Group, Inc., 2200 1st Avenue S., Suite 300, Seattle, WA 98134.

The table below has been prepared based upon the information furnished to us by the Selling Stockholders as of the Determination Date, and we have not independently verified this information. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Percentage of Common Stock Beneficially Owned Before Resale (1)(4)	Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering (3)	Percentage of Common Stock Beneficially Owned After Resale (1)(4)
Matt Ehrlichman	16,783,746	20%	1,020,639	15,763,107	19%
Mathew Neagle	638,355	*	69,450	568,905	*

*                      Less than one percent

(1)         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the Selling Stockholder has voting and dispositive power.

(2)         58,249 of the shares being offered by Messrs. Ehrlichman and Neagle, respectively, are issuable pursuant to restricted stock units outstanding on the Determination Date, and may be acquired more than 60 days from the Determination Date. As a result, these shares are not beneficially owned as of the Determination Date.

(3)         Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock awards and restricted stock units relating to the shares being offered.

(4)         Percentages are based on the 82,652,197 shares of Common Stock issued and outstanding as of the Determination Date.

DESCRIPTION OF SECURITIES BEING OFFERED

General

These summaries are not intended to be a complete discussion of the rights of Company stockholders and are qualified in their entirety by reference to the Delaware General Corporation Law and the various documents of the Company that are referred to in the summaries, as well as reference to the Company’s Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) and Amended and Restated By-Laws, copies of which are included as Exhibits 4.1 and 4.2, respectively, to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

The Amended and Restated Charter authorizes the issuance of 410,000,000 shares, consisting of (i) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 400,000,000 shares of Common Stock.

Voting Power

Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. The holders of the Common Stock do not have cumulative voting rights in the election of directors.

Dividends

The Delaware General Corporation Law (“DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

The Company has not paid any cash dividends on its Common Stock to date. Declaration and payment of any dividend in the future will be subject to the discretion of the board of directors. The time and amount of dividends will be dependent upon the Company’s financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in the Company’s debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the board of directors may consider relevant. In addition, the board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, the Company’s ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of the Company’s subsidiaries.

Liquidation, Dissolution and Winding Up

Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of the Common Stock are be entitled to receive pro rata the Company’s remaining assets available for distribution.

Preemptive or Other Rights

Holders of the Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock is not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock.  The rights, powers, preferences and privileges of holders of the Common Stock are subject to those of the holders of any shares of the Preferred Stock the Company may authorize and issue in the future.

Number and Election of Directors

The Amended and Restated Charter provides that the Company’s board of directors are classified into three (3) classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three (3) year term. As a result, approximately one-third (1/3) of the Company’s board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Company’s board of directors. The Amended and Restated Charter and Amended and Restated Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

PLAN OF DISTRIBUTION

The Shares covered by this prospectus are being registered by us for the account of the Selling Stockholders.

The Shares offered under this prospectus may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. This compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with sales of Shares, a Selling Stockholder and any participating broker or dealer may be deemed to be underwriters within the meaning of the Securities Act, and any commissions they receive, and the proceeds of any sale of shares may be deemed to be, underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the Shares to which this prospectus relates. Any commissions, selling expenses or other fees payable to brokers or dealers in connection with any sale of the Shares will be borne by the Selling Stockholder. In order to comply with certain states securities laws, if applicable, the Shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless they have been registered or qualified for sale in that state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the Shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois will issue an opinion regarding the legality of certain of the offered securities.

EXPERTS

The financial statements of Porch Group, Inc. (f/k/a PropTech Acquisition Corporation) as of December 31, 2019 and for the period from July 31, 2019 (date of inception) to December 31, 2019, incorporated herein by reference, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein. Such financial statements have been included herein in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of Porch.com, Inc. at December 31, 2019 and 2018 and for the years then ended, appearing in Porch Group, Inc.’s Registration Statement on Form S-1 as amended, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Homeowners of America Holding Corporation as of December 31, 2019 and 2018 and for the years then ended, incorporated by reference herein, have been audited by JLK Rosenberger, LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein. Such financial statements have been included herein in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of DataMentors Holdings, LLC and Subsidiaries as of December 31, 2019 and 2018 and for the years then ended, incorporated herein by reference, have been audited by Kahn, Litwin, Renza & Co., Ltd., an independent accounting firm, as set forth in their report thereon, which is incorporated by reference herein. Such financial statements have been included herein in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of DataMentors Holdings, LLC and Subsidiaries as of September 30, 2020 and for the nine months then ended, incorporated herein by reference, have been compiled by Kahn, Litwin, Renza & Co., Ltd., an independent accounting firm, as set forth in their report thereon, which is incorporated by reference herein.  Such financial statements have been included herein in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)         The Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-252120);

(2)         The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Commission on May 13, 2020;

(3)         The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the Commission on August 11, 2020;

(4)         The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the Commission on November 4, 2020;

(5)         The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 9, 2020, July 31, 2020, October 14, 2020, December 14, 2020, December 21, 2020, December 29, 2020, December 31, 2020 and January 14, 2021; and

(6)         The description of the Common Stock contained in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-249468), including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Company’s amended and restated bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Amended and Restated Charter and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving the Company’s directors, officers or employees for which indemnification is sought.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1

Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex B to the Registrant’s Proxy Statement/Consent Solicitation/Prospectus which formed a part of the Registrant’s Registration Statement on Form S-4, filed with the Commission on October 13, 2020).

4.2

Amended and Restated By-Laws of the Registrant (incorporated by reference to Annex C to the Registrant’s Proxy Statement/Consent Solicitation/Prospectus which formed a part of the Registrant’s Registration Statement on Form S-4, filed with the Commission on October 13, 2020).

4.3

Porch Group, Inc. 2020 Stock Incentive Plan (incorporated by reference to Annex E to the Registrant's Proxy Statement/Consent Solicitation/Prospectus which formed a part of the Registrant's Registration Statement on Form S-4, filed with the Commission on October 13, 2020).

*4.4	Porch.com, Inc. 2012 Equity Incentive Plan.

*5.1	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.

*23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1 hereto).

*23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of PropTech Acquisition Corporation.

*23.3	Consent of Ernst & Young LLP, independent registered public accounting firm of Porch.com, Inc.

*23.4	Consent of JLK Rosenberger, LLP, independent registered public accounting firm of Homeowners of America Holding Corporation.

*23.5	Consent of Kahn, Litwin, Renza & Co., Ltd., independent accounting firm of DataMentors Holdings, LLC.

*24.1	Powers of Attorney (included in the signature page to this Registration Statement).

*Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 2nd, 2021.

PORCH GROUP, INC.

By	/s/ Matthew Ehrlichman
Name	Matthew Ehrlichman
Title	Chief Executive Officer, Chairman and Founder

KNOW ALL MEN BY THESE PRESENTS, that that each of the undersigned hereby constitutes and appoints, jointly and severally, Matthew Ehrlichman, Marty Heimbigner and Matthew Cullen, or any of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Ehrlichman	Chief Executive Officer (Principal Executive Officer) and Chairman	March 2, 2021
Matthew Ehrlichman

/s/ Marty Heimbigner	Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2021
Marty Heimbigner

/s/ Joe Hanauer	Director
Joe Hanauer		March 2, 2021

/s/ Thomas D. Hennessy	Director
Thomas D. Hennessy		March 2, 2021

/s/ Alan Pickerill	Director
Alan Pickerill		March 2, 2021

/s/ Javier Saade	Director
Javier Saade		March 2, 2021

/s/ Asha Sharma	Director
Asha Sharma		March 2, 2021

/s/ Chris Terrill	Director
Chris Terrill		March 2, 2021

/s/ Regi Vengalil	Director
Regi Vengalil		March 2, 2021

/s/ Margaret Whelan	Director
Margaret Whelan		March 2, 2021